Exhibit 10.23

Amgen
One Amgen Center Drive
Thousand Oaks, CA 91320-1799
805.447.1000

January 31, 2012

George J. Morrow

5053 Royal Vista Court

Westlake Village, CA 91362

Re:	Amendment to February 1, 2011 Consulting Services Agreement

Dear Mr. Morrow:

On behalf of Amgen Inc., I am pleased to confirm the following amendment to your Consulting Services Agreement of February 1, 2011 (the “Agreement”).

Specifically, the parties have agreed to and hereby do amend the Agreement, consistent with Subsection 9.3 thereof, as follows:

(1) The parties agree to replace all of Subsection 2.1 of the Agreement with the following:

2.1 Compensation. In consideration of Consultant’s performance of the Services outlined in Section 1, above, Amgen will pay Consultant the sum of $50,000.00 in arrears after the end of each “calendar quarter” (as defined below), within 60 calendar days following the receipt of invoices (the “Consulting Fee”). The Consulting Fee shall compensate Consultant for 40 hours of Service in a calendar quarter. In the unexpected event that Consultant performs additional hours of Service in any calendar quarter (up to a maximum of 40 hours in any quarter, in the aggregate, above the 40 budgeted quarterly hours included in the Consulting Fee), Amgen shall pay Consultant an additional Consulting Fee of $1,200.00 per hour of additional work. The maximum hours in any quarter shall be 80 hours. Additional hours (over the 80 hour maximum per quarter) are not permitted unless previously authorized, in writing, by Amgen’s Senior Vice President, Human Resources or his/her designee. To the extent Consultant’s hours of Service in a calendar quarter total less than the budgeted 40 hours, there will be a “Quarterly Hours Shortfall” equal to 40 minus the number of hours actually worked. If there exists a Quarterly Hours Shortfall: (a) the Consulting Fee paid by Amgen for the next calendar quarter shall entitle Amgen to hours of Service from Consultant equal to the sum of 40 hours plus the Quarterly Hours Shortfall(s) from all prior quarters; (b) Consultant will not need authorization to work the total hours due under clause (a) hereof, even if those hours exceed 80 hours in any quarter; (c) Consultant will not be entitled to additional compensation for working in a quarter a number of hours up to the sum of 40 hours plus the Quarterly Hours Shortfall(s) for all prior quarters; and (d) the total Quarterly Hours Shortfall(s) for past quarters shall be reduced on an hour-for-hour basis to the extent Consultant performs services above 40 hours in a future calendar quarter. For clarity, any Quarterly Hours Shortfall that exists as of January 31, 2012 shall be treated as provided herein. Each Consulting Fee payment shall be treated as a separate payment for purposes of Treasury Regulations Sections 1.409A-1(b)(4)(F) and 1.409A-2(b)(2), and is intended to be exempt from Section 409A as a short-term deferral. For purposes of this Agreement, the “calendar quarters” shall be: February-April, May-July, August-October and November-January 31, 2013.

(2) The parties agree to amend Subsection 2.3 of the Agreement to provide that pursuant to Subsection 2.1 (as amended herein), Consultant will not submit invoices that total more than 80 hours per quarter unless previously authorized, in writing, or the invoice includes a Quarterly Hours Shortfall for which Consultant is not entitled to additional payment. The remaining provisions, promises and obligations contained in Subsection 2.3 of the Agreement shall remain unchanged and shall continue to bind both parties.

(3) The parties agree to extend the term of the Agreement set forth in Subsection 7.1. With this amendment, the Agreement shall terminate at the close of business on January 31, 2013.

The remaining provisions, promises and obligations contained in the Agreement continue to bind both parties. The parties agree that this amendment shall be integrated into the Agreement and be considered a part of the parties’ entire agreement as defined in Subsection 9.2 thereof.

This amendment is effective as of February 1, 2012 and may be executed in counterparts.

Sincerely,

/s/ Brian McNamee

Brian McNamee
Senior Vice President, Human Resources

Acknowledged and agreed:	/s/ George Morrow	Dated:	February 9, 2012
George J. Morrow